Exhibit 99.1
Earthstone Energy, Inc. Reports
2022 Fourth Quarter and Full Year Results

The Woodlands, Texas, March 8, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights
•Repurchased 3 million shares of Class A Common Stock for $43.7 million
•Net income(1) of $185.2 million and Adjusted net income(2) of $147.2 million
•Adjusted EBITDAX(2) of $338.0 million, up 296% compared to Q4 2021
•Net cash provided by operating activities of $315.7 million
•Free Cash Flow(2) of $134.5 million, up 372% compared to Q4 2021
•Reduced debt under our revolving credit facility by $121.6 million
•Average daily production of 104,766 Boepd(3), up 246% compared to Q4 2021
•Capital expenditures of $181.9 million

Full Year 2022 Highlights
•Closed the Titus, Bighorn and Chisholm acquisitions
•Net income(1) of $650.6 million and Adjusted net income(2) of $586.0 million
•Adjusted EBITDAX(2) of $1.1 billion, up 347% year over year
•Net cash provided by operating activities of $1.0 billion
•Free Cash Flow(2) of $508.5 million, up 377% year over year
•Average daily production of 78,167 Boepd(3), up 215% year over year
•Capital expenditures of $530.6 million

(1)Net income (GAAP) represents the consolidated earnings of Net Income attributable to Earthstone Energy, Inc, and Net income attributable to noncontrolling interest. The related consolidated weighted average shares outstanding of Class A Common Stock and Class B Common Stock are 142.1 million and 130.6 million, on an as-converted basis, for the three months and year ended December 31, 2022 (“Adjusted Diluted Shares”, as reconciled in “Non-GAAP Financial Measures” section below), respectively. All shares of our Class B Common Stock issued and outstanding are held by the noncontrolling interest group.
(2)See “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone stated, “During the fourth quarter and throughout the year, our team has performed exceptionally well and set new Company records. For the full year, we delivered record production levels, Adjusted EBITDAX, and generated over $500 million of Free Cash Flow. We are also focused on debt-adjusted per share growth in production and reserve value and are pleased to be delivering strong growth on these key measures, as outlined in our investor presentation. As previously released, our team delivered very strong operating results in the fourth quarter with daily production approaching 105,000 Boepd, and with oil production exceeding the mid-point of our guidance range by nine percent.”

“We also advanced our Permian Basin consolidation strategy in 2022, completing three significant accretive acquisitions totaling $2 billion while still managing to reduce leverage, ending 2022 with a last quarter annualized leverage ratio of 0.8x. These material transactions increased our scale, lowered our per unit cost structure, and deepened our high-quality inventory, which now stands at over ten years.”

“As we move into 2023, we remain focused on generating substantial free cash flow, reducing debt to improve our already strong balance sheet, and looking for accretive acquisitions. We have built a sizable and resilient Company and believe our intrinsic value per share significantly exceeds our current share price, offering a compelling value proposition for our current and future shareholders.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total revenues	$494,958	$144,016	$1,695,154	$419,643

Lease operating expense	82,541	13,742	230,515	49,321

General and administrative expense (excluding stock-based compensation)	13,347	6,329	38,806	20,908
Stock-based compensation	20,257	10,393	35,369	21,014
General and administrative expense	$33,604	$16,722	$74,175	$41,922

Net income	$185,157	$69,055	$650,617	$61,506
Adjusted EBITDAX(1)	$338,002	$85,327	$1,107,759	$247,880

Production(2):
Oil (MBbls)	4,297	1,187	11,866	4,381
Gas (MMcf)	17,825	5,015	54,392	14,505
NGL (MBbls)	2,370	760	7,599	2,257
Total (MBoe)(3)	9,638	2,782	28,531	9,055
Average Daily Production (Boepd)	104,766	30,244	78,167	24,809
Average Prices:
Oil ($/Bbl)	83.29	77.02	93.91	67.83
Gas ($/Mcf)	3.97	4.77	5.59	3.50
NGL ($/Bbl)	27.93	37.80	36.45	31.76
Total ($/Boe)	51.35	51.76	59.41	46.34
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	78.54	55.85	81.67	52.32
Gas ($/Mcf)	3.65	3.66	4.66	2.89
NGL ($/Bbl)	27.93	37.80	36.45	31.76
Total ($/Boe)	48.64	40.73	52.55	37.86
Operating Margin per Boe
Average realized price	$51.35	$51.76	$59.41	$46.34
Lease operating expense	8.56	4.94	8.08	5.45
Production and ad valorem taxes	3.67	3.23	4.31	2.92
Operating margin per Boe(1)	39.12	43.59	47.02	37.97
Realized hedge settlements	(2.71)	(11.03)	(6.86)	(8.48)
Operating margin per Boe (including realized hedge settlements)	$36.41	$32.56	$40.16	$29.49

(1)See “Non-GAAP Financial Measures” section below.
(2)Represents reported sales volumes.
(3)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity Update
As of December 31, 2022, we had $520.1 million of long-term debt outstanding under our senior secured credit facility (“Credit Facility”), including the term loan tranche of $250 million, with elected commitments of $1.2 billion, resulting in available borrowings of approximately $679.9 million. As of December 31, 2022, our borrowing base was $1.85 billion.

2023 Guidance
The Company reaffirms its guidance released on February 16, 2023 as presented below.
The Company’s 2023 capital budget of $725-$775 million assumes a continuous five-rig program consisting of three rigs in the Delaware Basin and two rigs in the Midland Basin. This program is expected to result in the drilling of 82 gross / 62.7 net operated wells and participation in 1.4 net non-operated wells. The Company estimates production for 2023 to average 96,000 - 104,000 Boepd (~44% oil).

Production Guidance	FY 2023
Production (Boepd)	96,000 – 104,000
% Oil	~ 44%
% Liquids	~ 69%

Operating Costs	FY 2023
Lease Operating Expense ($/Boe)	$8.25 – $9.00
Prod. and Ad Val. Taxes (% of Revenue)	7.25% – 7.75%
Cash G&A ($mm)	$50 – $55
Current Income Taxes at $75/bbl $3/MMBtu ($mm)	$15 – $25

2023 Capital Expenditures	Capex ($mm)
Op. D&C Capex - Delaware Basin	$335 – $360
Op. D&C Capex - Midland Basin	$300 – $320
Total Operated D&C Capex	$635 – $680
Non-Operated D&C Capex	$18 – $20
Non-D&C Capex	$72 – $75
Total Capital Expenditures	$725 – $775

2023 Wells by Area	Spud (Gross/Net)	POP(1) (Gross/Net)
Delaware Wells	45/31.8	44/30.7
Midland Wells	37/30.9	35/29.0
Non-Op Wells	12/1.4	16/2.3
(1)POP is defined as put on production.

Capital Expenditures
During 2022, we incurred capital expenditures of approximately $530.6 million, on an accrual basis, primarily consisting of drilling and completion costs. The Company’s 2023 capital budget of $725-775 million assumes a five-rig program consisting of two rigs operating in the Midland Basin and three rigs operating in the Delaware Basin. This program is expected to result in the spudding of 82 gross / 62.7 net operated wells and bringing 79 gross / 59.7 net operated wells online and spudding 1.4 net non-operated wells and bringing 2.3 net non-operated wells online in 2023.

Hedge Position
Hedging Activities
The following table sets forth our outstanding derivative contracts at December 31, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2023	Crude Oil Swap	1,642,500	$76.94
2023	Crude Oil Basis Swap(1)	9,488,500	$0.92
2023	Natural Gas Swap	3,670,000	$3.52
2023	Natural Gas Basis Swap(2)	51,100,000	$(1.67)
2024	Natural Gas Basis Swap(2)	36,600,000	$(1.05)
(1)The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
2023	Crude Oil Costless Collar	2,080,500	$63.33	$82.83
2023	Natural Gas Costless Collar	22,188,000	$3.82	$7.44

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
2023	Crude Oil	1,931,500	$69.53	$64.12

The following tables set forth our outstanding derivative contracts at March 1, 2023. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
2023	Crude Oil	1,377,000	$76.94
2023	Crude Oil Basis Swap (1)	7,925,000	$0.92
2023	Natural Gas	3,670,000	$3.35
2023	Natural Gas Basis Swap (2)	42,840,000	$(1.67)
2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
2023	Crude Oil Costless Collar	2,356,200	$62.47	$87.56
2023	Natural Gas Costless Collar	17,190,700	$3.54	$6.33

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
2023	Crude Oil	1,559,800	$69.61	$64.19

Conference Call Details

Earthstone is hosting a conference call on Thursday, March 9, 2023 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operations and financial results for the fourth quarter and full year 2022 and its outlook for 2023. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question-and-answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Thursday, March 23, 2023. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13735904.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin in West Texas and the Delaware Basin in New Mexico. Earthstone is listed on the NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
cjeansonne@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	December 31,
ASSETS	2022	2021
Current assets:
Cash	$—	$4,013
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	161,531	50,575
Joint interest billings and other, net of allowance of $19 and $19 at December 31, 2022 and 2021, respectively	34,549	2,930
Derivative asset	31,331	1,348
Prepaid expenses and other current assets	18,854	2,549
Total current assets	246,265	61,415

Oil and gas properties, successful efforts method:
Proved properties	3,987,901	1,625,367
Unproved properties	282,589	222,025
Land	5,482	5,382
Total oil and gas properties	4,275,972	1,852,774

Accumulated depreciation, depletion and amortization	(619,196)	(395,625)
Net oil and gas properties	3,656,776	1,457,149

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation of $5,273 and $4,547 at December 31, 2022 and 2021, respectively	5,394	1,986
Derivative asset	9,117	157
Operating lease right-of-use assets	4,569	1,795
Other noncurrent assets	15,280	33,865
TOTAL ASSETS	$3,937,401	$1,556,367
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$91,815	$31,397
Revenues and royalties payable	163,368	36,189
Accrued expenses	80,942	31,704
Asset retirement obligation	948	395
Derivative liability	14,053	45,310
Advances	7,312	4,088
Operating lease liability	842	681
Finance lease liability	802	—
Other current liability	16,202	851
Total current liabilities	376,284	150,615

Noncurrent liabilities:
Long-term debt	1,053,879	320,000
Asset retirement obligation	29,611	15,471
Derivative liability	—	571
Deferred tax liability	138,336	15,731
Operating lease liability	3,889	1,276
Finance lease liability	876	—
Other noncurrent liabilities	10,509	6,442
Total noncurrent liabilities	1,237,100	359,491

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Series A Convertible Preferred Stock, $0.001 par value, none authorized, issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 105,547,139 and 53,467,307 issued and outstanding at December 31, 2022 and 2021, respectively	106	53
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,259,641 and 34,344,532 issued and outstanding at December 31, 2022 and 2021, respectively	34	34
Additional paid-in capital	1,346,463	718,181
Retained earnings (accumulated deficit)	292,711	(159,774)
Total Earthstone Energy, Inc. equity	1,639,314	558,494
Noncontrolling interest	684,703	487,767
Total equity	2,324,017	1,046,261

TOTAL LIABILITIES AND EQUITY	$3,937,401	$1,556,367

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES
Oil	$357,923	$91,389	$1,114,343	$297,177
Natural gas	70,826	23,899	303,846	50,809
Natural gas liquids	66,209	28,728	276,965	71,657
Total revenues	494,958	144,016	1,695,154	419,643

OPERATING COSTS AND EXPENSES
Lease operating expense	82,541	13,742	230,515	49,321
Production and ad valorem taxes	35,325	8,981	123,054	26,409
Depreciation, depletion and amortization	110,144	28,874	301,813	106,367
General and administrative expense	33,604	16,722	74,175	41,922
Transaction costs	(3,870)	1,969	8,248	4,875
Accretion of asset retirement obligation	789	149	2,652	1,065
Exploration expense	152	15	2,492	341
Total operating costs and expenses	258,685	70,452	742,949	230,300

(Loss) gain on sale of oil and gas properties, net	(903)	(2)	13,900	738

Income from operations	235,370	73,562	966,105	190,081

OTHER INCOME (EXPENSE)
Interest expense, net	(23,890)	(3,128)	(66,821)	(10,796)
Gain (loss) on derivative contracts, net	15,994	805	(125,107)	(116,761)
Other income, net	426	18	856	841
Total other (expense) income	(7,470)	(2,305)	(191,072)	(126,716)

Income before income taxes	227,900	71,257	775,033	63,365
Income tax expense	(42,743)	(2,202)	(124,416)	(1,859)
Net income	185,157	69,055	650,617	61,506

Less: Net income attributable to noncontrolling interest	55,535	29,285	198,132	26,022

Net income attributable to Earthstone Energy, Inc.	$129,622	$39,770	$452,485	$35,484

Net income per common share attributable to Earthstone Energy, Inc.:
Basic	$1.23	$0.76	$5.12	$0.75
Diluted	$1.20	$0.72	$4.83	$0.71

Weighted average common shares outstanding:
Basic	105,754,182	52,401,448	88,349,088	47,169,948
Diluted	107,877,979	55,365,519	96,328,217	49,952,093

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Years Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$650,617	$61,506	$(29,434)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	—	—	46,878
Depreciation, depletion and amortization	301,813	106,367	96,414
Accretion of asset retirement obligations	2,652	1,065	307
Impairment of goodwill	—	—	17,620
Gain on sale of oil and gas properties, net	(13,900)	(738)	(204)
Gain on sale of office and other equipment	(321)	(140)	—
Settlement of asset retirement obligations	(910)	(185)	(195)
Total loss (gain) on derivative contracts, net	125,107	116,761	(59,899)
Operating portion of net cash (paid) received in settlement of derivative contracts	(195,876)	(75,966)	56,044
Stock-based compensation	35,369	21,014	10,054
Deferred income taxes	122,605	1,859	(657)
Amortization of deferred financing costs	5,529	856	322
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(168,314)	(19,061)	11,914
(Increase) decrease in prepaid expenses and other current assets	(16,282)	58	(203)
Increase (decrease) in accounts payable and accrued expenses	68,726	9,293	481
Increase (decrease) in revenues and royalties payable	98,840	5,985	(8,323)
Increase (decrease) in advances	3,224	2,200	(9,617)
Net cash provided by operating activities	1,018,879	230,874	131,502
Cash flows from investing activities:
Acquisition of oil and gas properties (net of cash acquired)	(1,523,813)	(311,324)	—
Additions to oil and gas properties	(491,836)	(114,521)	(88,097)
Additions to office and other equipment	(2,133)	(1,365)	(114)
Proceeds from sales of oil and gas properties	49,546	975	414
Net cash used in investing activities	(1,968,236)	(426,235)	(87,797)
Cash flows from financing activities:
Proceeds from borrowings under Credit Agreement	3,096,013	744,132	136,056
Repayments of borrowings under Credit Agreement	(3,145,877)	(539,132)	(191,056)
Proceeds from issuance of 8% Senior Notes due 2027, net	537,256	—	—
Proceeds from term loan	244,191	—	—
Proceeds from issuance Series A Convertible Preferred Stock, net of offering costs of $674	279,326	—	—
Cash paid to repurchase Class A Common Stock	(43,937)	—	—
Cash paid related to the exchange and cancellation of Class A Common Stock	(5,829)	(4,144)	(836)
Cash paid for finance leases	(649)	(70)	(130)
Deferred financing costs	(15,150)	(2,906)	(67)
Net cash provided by (used in) financing activities	945,344	197,880	(56,033)
Net increase (decrease) in cash	(4,013)	2,519	(12,328)
Cash at beginning of period	4,013	1,494	13,822
Cash at end of period	$—	$4,013	$1,494

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with consolidated and meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties, net; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$185,157	$69,055	$650,617	$61,506
Accretion of asset retirement obligations	789	149	2,652	1,065
Depletion, depreciation and amortization	110,144	28,874	301,813	106,367
Interest expense, net	23,890	3,128	66,821	10,796
Transaction costs	(3,870)	1,969	8,248	4,875
Loss (gain) on sale of oil and gas properties, net	903	2	(13,900)	(738)
Exploration expense	152	15	2,492	341
Unrealized (gain) loss on derivative contracts	(42,163)	(30,460)	(70,769)	40,795
Stock-based compensation(1)	20,257	10,393	35,369	21,014
Income tax expense	42,743	2,202	124,416	1,859
Adjusted EBITDAX	$338,002	$85,327	$1,107,759	$247,880

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. No cash-based liability awards were settled in cash during 2021. On February 8, 2023, cash-based liability awards were settled in the amount of $14.5 million. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

II. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a consolidated and comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Income attributable to Earthstone and the Income attributable to noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Class A Common Stock - Diluted	107,877,979	55,365,519	96,328,217	49,952,093
Class B Common Stock	34,260,337	34,349,183	34,278,075	34,407,211
Adjusted Diluted Shares	142,138,316	89,714,702	130,606,292	84,359,304

III. Net Income and Adjusted Net Income

We define “Adjusted Net Income” as net income plus, when applicable, unrealized (gain) loss on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides consolidated additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except per share data)	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$185,157	$69,055	$650,617	$61,506
Unrealized (gain) loss on derivative contracts	(42,163)	(30,460)	(70,769)	40,795
Loss (gain) on sale of oil and gas properties	903	2	(13,900)	(738)
Transaction costs	(3,870)	1,969	8,248	4,875
Income tax effect of the above	7,221	473	11,832	(1,015)
Adjusted Net Income	$147,248	$41,039	$586,028	$105,423
Adjusted Diluted Shares	142,138,316	89,714,702	130,606,292	84,359,304
Adjusted Net Income per Adjusted Diluted Share	$1.04	$0.46	$4.49	$1.25

IV. Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities and reduce our leverage. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax benefit (expense) from the Condensed Consolidated Statements of Operations; less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less the current portion of income tax expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$315,710	$83,564	$1,018,879	$230,874
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	246	82	910	185
Gain on sale of office and other equipment	169	26	321	140
Amortization of deferred financing costs	(1,806)	(275)	(5,529)	(856)
Change in assets and liabilities	5,782	(3,182)	13,806	1,525
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	(3,870)	1,969	8,248	4,875
Exploration expense	152	15	2,492	341
Capital expenditures (accrual basis)	(181,884)	(53,702)	(530,596)	(130,492)
Free Cash Flow	$134,499	$28,497	$508,531	$106,592

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Adjusted EBITDAX	$338,002	$85,327	$1,107,759	$247,880
Interest expense, net	(23,890)	(3,128)	(66,821)	(10,796)
Current portion of income tax benefit (expense)	2,271	—	(1,811)	—
Capital expenditures (accrual basis)	(181,884)	(53,702)	(530,596)	(130,492)
Free Cash Flow	$134,499	$28,497	$508,531	$106,592

V. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.